                                                                    Exhibit 12.1


                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                -------------------------------------------------


                                                                      Year ended December 31,                6 Months to June 30,
                                                          ------------------------------------------------   --------------------
                                                            1992      1993      1994      1995       1996      1996         1997
                                                          -------    -------   -------   -------   -------   -------      -------


Interest portion of rental expense (1)                        822        678       900       752     1,266       633          696

Amortization of deferred debt issuance costs                                                 118       438       227          242

Interest on indebtedness                                                           221     9,411    10,750     5,375        5,375
                                                          -----------------------------------------------------------------------
                                                              822        678     1,121    10,281    12,454     6,235        6,313
                                                          =======================================================================
Earnings before tax, discontinued operations and
  minority interests                                      (49,599)    81,869    50,737    62,433    82,668    45,256       43,700

Fixed Charges                                                 822        678     1,121    10,281    12,454     6,235        6,313
                                                          -----------------------------------------------------------------------
Earnings from continuing operations before income taxes
  and fixed charges                                       (48,777)    82,547    51,858    72,714    95,122    51,491       50,013
                                                          =======================================================================

 Ratio of earnings to fixed Charges                          N/M        N/M       N/M       7.07      7.64      8.26         7.92

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(1) Represents 1/3 of rental expense which the Company's management believes to be representative of the interest portion.